AMENDMENT TO
                      CHANGE IN CONTROL SEVERANCE AGREEMENT



                  WHEREAS, Ronald N. Zebeck (the "Executive") and Metris Companies, Inc. (the "Company") (collectively, the "Parties") have entered into a Change of Control Severance Agreement dated May 15, 1998 (the "Agreement"); and

                  WHEREAS, Section 10.6 of the Agreement provides that such Agreement may be amended by written instrument executed by the Company and the Executive; and

                  WHEREAS, the Parties desire to amend the Agreement in certain respects;

                  NOW THEREFORE, the Agreement is hereby amended, effective December 9, 1998, as follows:

                  1. Section 2.6 of the Agreement is hereby amended to provide that the transaction effected by the document entitled "Securities Purchase Agreement between Metris Companies Inc. and Thomas H. Lee Equity Fund IV, L.P.," dated November 13, 1998 (the "Securities Purchase Agreement") shall not constitute a "Change in Control" for purposes of paragraph a. of such section.

                  2. Section 2.6 of the Agreement is hereby further amended to provide that any director elected pursuant to Section 5.04 of the Securities Purchase Agreement shall not be treated as an "Incumbent Director" for purposes of paragraph b. of Section 2.6 of the Agreement.

                  3. Paragraph b. of Section 2.6 of the Agreement is hereby further amended to provide that the term "Effective Date" shall, for purposes of the transaction effected by the Securities Purchase Agreement, mean the date on which securities are first acquired by Thomas H. Lee Equity Fund IV, L.P. ("Lee") pursuant to such agreement.

                  Notwithstanding the foregoing, nothing herein shall in any manner adversely affect any of the Executive's other rights under the Agreement, including but not limited to rights triggered in connection with a "Change in Control" as defined in Section 2.6.b. of the Agreement in the event that incumbent directors cease for any reason to constitute a majority of the board, as provided for therein.


                  IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of December 9, 1998.


                      /s/Ronald N. Zebeck
                      METRIS COMPANIES INC.

                      By: Ronald N. Zebeck
                      Title: President and Chief Executive Officer